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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference, in the Registration Statements on Forms S-8 (Nos.2-69243-99, 33-01526, 33-28020, 33-77865 and
333-129353,) and Forms S-3 and S-3/A (No. 333-88620 and 333-111483) of EDO
Corporation, of our report dated April 3, 2006 relating to the financial statements of Impact Science & Technology Inc., which appears in this Current Report on Form 8-K of EDO Corporation, dated November 28, 2006.


/s/ Manzi & Associates, LLC
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Manzi & Associates, LLC
855 Turnpike Street
North Andover, Massachusetts

November 27, 2006